Bradesco BBI

Free translation to English provided for convenience purposes. Original Portuguese version shall always prevail.

Confidential Special Independent Committee of Telemar Norte Leste S.A. Financial Analyses Report August 1 , 2011 st Exhibit 2.11

Free translation to English provided for convenience purposes. Original Portuguese version shall always prevail.

Bradesco BBI

Disclaimer

1. Banco Bradesco BBI S.A. (“Bradesco BBI”) was hired at the request of the special independent committee of Telemar Norte Leste S.A. (“TMAR” and “Committee”),
constituted pursuant to Legal Opinion No. 35 issued by the Brazilian Securities Commission on September 1 st
, 2008 (“CVM” and “Legal Opinion 35”) in order to
provide financial advice to the Committee in the  corporate restructuring transaction involving TMAR, Tele Norte Leste Participações S.A. (“TNLP”), Coari
Participações S.A. (“Coari”) and Brazil Telecom S.A. (“BRTO” and, together with TMAR, TNLP, Coari and/or BRTO, “Companies”), as a material fact disclosed on
May 24, 2011, considering that it is a transaction of merger of shares and companies under common control (“Transaction”).
2. The purpose of hiring Bradesco BBI was to assist the Committee in its work and prepare a financial analyses report ("Financial Analyses Report") consolidating the analyses conducted within this scope of work and indicating, based on such analyses, a range to determine the exchange ratio between shares of TMAR and
BRTO within the scope of the Transaction.
3. The Financial Analyses Report is the intellectual property of Bradesco BBI and was prepared exclusively by Bradesco BBI in order to assist the Committee to analyze the Transaction. The Financial Analyses Report is provided to the Committee confidentially, and may not be disclosed by the Companies, distributed, reproduced or used by the Companies or by the Committee to any third party for any other purpose without the prior written consent of Bradesco BBI, except for (i)
making this Financial Analyses Report available to be read by the shareholders of the Companies in the respective General Meetings called to deliberate on the
Transaction; and (ii) in the event that such disclosure is required under the legislation in force, by the Brazilian Securities Commission - CVM or by the U.S.
Securities and Exchange Commission - SEC.
4. This Financial Analyses Report was prepared exclusively in Portuguese and, in case of translation of this Financial Analyses Report into a different language, the version in Portuguese shall prevail for all purposes.
5. The effective date of this Financial Analyses Report is March 31, 2011.
6. The Companies, including their subsidiaries and affiliates, were appraised as independent operations ("stand alone") and the contingent success or failure of any transaction involving the Companies or any of their subsidiaries or affiliates was not considered in the outcome of this Financial Analyses Report. Bradesco BBI does not express any opinion about the effects on the Companies, which might arise upon the consummation of any transaction involving the Companies or any of their subsidiaries or affiliates, and assumes no responsibility for the results of the Transaction.
7. Bradesco BBI has not made and does not make any recommendation, express or implied, regarding the definition of the exchange ratios of shares issued by TMAR for new shares issued by BRTO, under the Transaction, ratios that shall be proposed by the management of the Companies and subject to the approval of their respective shareholders in General Meetings. Additionally, Bradesco BBI has not made and does not make any recommendation, express or implied, as to whether or not to consider the potential synergies resulting from the consummation of the Transaction in the definition of the exchange ratios. Such consideration shall be made by the respective managements of the Companies when defining the exchange ratios to be submitted for approval of their shareholders in General Meetings.
Furthermore, Bradesco BBI has not made and does not make any recommendation regarding the structure of the Transaction, the specific amount involved, the contractual terms of the Transaction or of any other aspects related to the Transaction.
Important Notice

Disclaimer

8. This Financial Analyses Report did not take into consideration any prior appraisal of the Companies or their subsidiaries, affiliates or any securities issued by these
Companies, carried out by Bradesco BBI or by any other institution in the context of any transactions, offerings, or negotiations in the past, involving the Companies or any of their affiliates or subsidiaries. While preparing this Financial Analyses Report, Bradesco BBI carried out an exclusively economic and financial appraisal of the Companies.
9. This Financial Analyses Report does not constitute any judgment, opinion or recommendation to the management or shareholders of the Companies or to the
Committee or to any third party regarding the convenience and opportunity, or as to the decision to perform the Transaction, nor is it intended to support any decision of investment or disinvestment.
10. Bradesco BBI has not made and does not make any express or implied representation or warranty in relation to the Information Provided (as defined below) by the
Companies or by any third party hired thereby (including studies, projections or forecasts, or assumptions or estimates upon which such projections and forecasts are based) used for the preparation of this Financial Analyses Report. Moreover, Bradesco BBI does not undertake any responsibility or obligation to indemnify with regard to the accuracy, truthfulness, integrity, consistency, adequacy, reasonableness and exactitude of the Information Provided, which is  the exclusive responsibility of the Companies. Bradesco BBI does not undertake any responsibility for independent verification and has not verified, in a independent way, any information, whether public or private, related to the Companies, including but not limited to any financial information, estimates or forecasts considered in the preparation of this Financial Analyses Report.
11. The demographic, macroeconomic, regulatory, stock market and market performance information of the Companies, their subsidiaries and affiliated companies mentioned in this Financial Analyses Report, when not made available by the Companies or by the Designated Representatives (as defined below), was based on, among others, acknowledged and reliable public sources.
12. The information contained in this Financial Analyses Report reflects the financial conditions of the Companies on March 31, 2011, and is in accordance with the
Information Provided by the Companies, so that any subsequent change in these conditions or in the Information Provided may affect the outcome presented hereby.  Bradesco BBI is not obliged, at any time, to update, review, reaffirm or revoke any information contained in this Financial Analyses Report or to provide any additional information related to this Financial Analyses Report.
13. The Companies were appraised by the methodologies of discounted cash flow and market value of their respective shares. For purposes of calculating the value of the shares representing the capital stock of the Companies ("Equity Value"), net debts and other adjustments of the Companies were discounted from the value of the Companies ("Enterprise Value") as of March 31, 2011 ("Net Debt").
14. The Net Debts of the Companies reported to Bradesco BBI consider balances of net financial debt, provisions for net contingencies, dividends and interest on net equity (payable and proposed), tax assets and liabilities (including the current  value of expected tax benefits), and other adjustments.
Important Notice

Disclaimer

Important Notice
The appraisal work of Bradesco BBI used as a basis, among others, information provided by the Companies in written form or through discussions with representatives of the Companies ("Designated Representatives"), the following information or documents that were made available by the
Companies through July 18, 2011 (collectively, "Information Provided"): (i) financial and operating background information on the Companies; (ii)
corporate structure of the Companies; and (iii) business plans of the Companies (“Business Plans”). While preparing this Financial Analyses Report,
Bradesco BBI also took into consideration other aspects that it deemed necessary, including its judgment about economic, monetary and market conditions. The Informations Provided (specifically the Business Plan) and used was discussed with the representatives of the Companies during the process of preparation of the Financial Analyses Report and at a specific meeting held on July 18, 2011.
Bradesco BBI presumes and relies on the accuracy, truthfulness, integrity, consistency, adequacy, reasonableness and correctness of all Information
Provided, either in written form or through discussion with the Designated Representatives, or yet, because it is common ground.
Bradesco BBI does not undertake any responsibility for the accuracy, truthfulness, integrity, consistency, adequacy, reasonableness and exactitude of the Information Provided, or with regard to how it was prepared. Bradesco BBI was informed by the Companies (i) that all Information Provided or otherwise made available by the Companies or discussed by their Designated Representatives with Bradesco BBI is complete, correct and sufficient,
(ii) that all Information Provided or otherwise made available or discussed with Bradesco BBI is reasonably prepared in order to reflect the best estimates and appraisals at the time each piece was made available and the best judgment of the Companies´ management as to the expected future financial performance of the Companies and (iii) that, since the date of delivery of the Information Provided to this date, the Companies have not learned any piece of information that can materially impact the business, the financial condition thereof, assets, liabilities, business prospects, business transactions or the number of shares issued by the Companies, and the Companies are not aware of any other material event which may alter the future performance of the Companies or the Information Provided, or make it incorrect or inaccurate in any material aspect or that could cause a material effect on this Financial Analyses Report.
Bradesco BBI has not assumed the responsibility of leading and has not led (i) any appraisal of assets and liabilities accounted for or not (contingent or otherwise) of the Companies, (ii) any review or audit of financial statements and documents, that supported the development of the analyses contained in this Financial Analyses Report, (iii) any technical audit of the transactions of the Companies, (iv) any assessment of solvency or fair value of the Companies, in accordance with any state or federal law relating to bankruptcy, insolvency or similar matters, or (v) any physical inspection of properties, facilities or assets of the Companies. Bradesco BBI does not provide audit, accounting, general or strategic consultancy services or legal counseling and the preparation of this Financial Analyses Report by Bradesco BBI has not included any service or advice of this nature whatsoever.
The estimates and forecasts contained in this Financial Analyses Report are inherently subject to uncertainties and various events or factors that are beyond the control of the Companies, as well as of Bradesco BBI, especially those whose occurrence depend on future and uncertain events. There is no guarantee that the estimates and projections used in this Financial Analyses Report will be effectively achieved.
15.
16.
17.
18.
19.

Disclaimer

Important Notice
20. The actual future outcome may differ significantly from the one suggested in this Financial Analyses Report. In this way, Bradesco BBI does not undertake any responsibility or obligation to indemnify damages if future results differ from the estimates and forecasts presented in this Financial Analyses Report and Bradesco BBI does not give any representations and warranties in relation to such estimates and projections. Bradesco BBI does not undertake any responsibility in relation to said estimates or projections or as to how they were prepared. Furthermore, Bradesco BBI does not undertake any obligation to advise any person about any change in any fact or matter that affects this Financial Analyses Report, about which it might  become aware after the date of this Report.
21. The preparation of this Financial Analyses Report is a complex process involving subjective judgments and is not susceptible to partial analysis or summary description
Bradesco BBI has not assigned any specific importance to certain factors considered in this Financial Analyses Report, but instead, has conducted a qualitative analysis of the importance and relevance of all factors considered herein. Accordingly, this Financial Analyses Report should be analyzed as a whole and the analysis of selected portions, summaries or specific aspects of this Financial Analyses Report, without the knowledge and analysis of this Financial Analyses Report, in its entirety, may result into an incomplete and incorrect understanding of the analysis conducted by Bradesco BBI and of the findings of this Financial Analyses Report.
The findings presented in this financial analysis reports refer only to the Transaction and are not extended to any other, present or future, issues or transactions, related to the Companies or the industry they serve.
22. Appraisals of companies and industries prepared by Bradesco BBI may also address market assumptions with a different approach from that contained in this Financial
Analyses Report and the research departments and other departments of Bradesco BBI and related companies may use in their analysis, reports and publications, estimates, forecasts different methodologies from those used in  this Financial Analyses Report, and such analysis, reports and publications may contain different findings from those contained herein.
23. Bradesco BBI has provided, directly or through related companies, certain financial services and investment banking services for the Companies, for which it received compensation. Bradesco BBI will continue to provide them and may, at any time, provide them again.  Bradesco BBI, either directly or through related companies, is or may become a creditor of the Companies, their subsidiaries or affiliates, as well as of their holding companies in certain financial transactions, and may increase or decrease the volume of its financial transactions with these companies.
24. In the regular course of its activities, Bradesco BBI is likely to negotiate, either directly or through related companies, securities of the Companies, their subsidiaries and affiliates, as well as of their holding companies, on its own behalf or on behalf of Bradesco BBI´s clients and therefore may, at any time, hold long or short position with respect to such securities.
25. Bradesco BBI hereby represents that the Companies and their managers have not directed, interfered with, restrained or impeded or committed any act that may have compromised the access to, use or knowledge of the information, goods, documents or work methodologies material to the quality of the findings presented herein, nor have they determined or constrained the capacity of Bradesco BBI to determine the methodologies used to arrive at the findings presented in this Financial Analyses
Report, or restricted the capacity of Bradesco BBI to determine the findings presented in this Financial Analyses Report.
26. Bradesco BBI will be compensated by TMAR for the rendering of services related to the preparation of this Financial Analysis Report. The Company has agreed to indemnify Bradesco BBI for certain obligations and responsibilities.

Table of Contents
Page
I. Executive Summary 07
II. Market Value 11
III. Discounted Cash Flow 15
IV. Trading Multiples 24
Appendix 27
28
30
32
34
37

Appendix I.     Weighted Average Cost of Capital (WACC)
Appendix II.   Net Debt and Adjustments
Appendix III.  Analysts’
Target Price
Appendix IV.  Transaction Description
Appendix V.   Case Studies

I. Executive Summary

Free translation to English provided for convenience purposes. Original Portuguese version shall always prevail.

Bradesco BBI

Executive Summary

Bradesco BBI’s Role
In accordance with CVM Legal Opinion 35 and  at the request of the Committee, Bradesco BBI was hired by TMAR to assist the Committee in its analysis of the
Transaction announced on May 24   , 2011
As part of its advisory work, Bradesco BBI prepared financial analyses that were discussed with the Committee and whose results are summarized in this Financial
Analyses Report
Scope of work
At the request of the Committee, Bradesco BBI prepared financial analyses with the aim of evaluating the share exchange ratios in connection with the Transaction
These were the main analyses prepared by Bradesco BBI:
Share exchange ratios based on weighted average prices of Companies' shares on stock exchanges
Share exchange ratios based on values derived from the discounted cash flow analysis of the Companies
Share exchange ratios based on values derived from the Companies valuation, based on multiples of listed comparable companies
Considerations on valuation methodologies
Bradesco BBI considers that the most appropriate methodology for the evaluation of share exchange ratios in the context of the Transaction takes into account the market value of the Companies’ shares
Provides a straight forward view of the value assigned to the companies shares and, in particular, to the differentiation between the value assigned to common and preferred shares
Results, for most of the periods analyzed, in exchange ratios between shares of the same class that are consistent with results of the discounted cash flow analysis
Discounted cash flow and multiples analyses present important limitations:
Discounted cash flow analysis provides a view of the economic value of the Companies’ shares based on long term operating and financial projections, but does not provide a straight forward approach that allows the differentiation between common and preferred shares
Multiples analysis is limited because it relies on a restricted number of parameters for value assignment (ex. EBITDA projection for a particular year) and also assumes that the Companies are valued based on the same multiple, which does not take into account differences in terms of growth, profitability and investments
th

Free translation to English provided for convenience purposes. Original Portuguese version shall always prevail.

Bradesco BBI

Executive Summary

Assumptions for the Transaction analyses
Merger of TMAR shares by Coari (which is currently a wholly-owned subsidiary of TMAR) assumes that the applicable exchange ratio is one TMAR preferred share for one Coari preferred share and one TMAR common share for one Coari common share
Therefore, for purposes of analyses contained in this Financial Analyses Report, Coari and TMAR are viewed as a single entity, since we assume that the merger of TMAR shares by Coari does not impact value for TMAR shareholders
TMAR5 and TMAR6 shares are treated equally in this Financial Analyses Report and, therefore, value per share and exchange ratios that make reference to TMAR
5 also apply to TMAR6
Concurrent with the merger of TMAR shares by Coari and the merger of Coari and TNLP with BRTO, we assume, according to the information received from the
Companies, the following measures that impact BRTO final shareholders structure:
Conversion of a portion of TMAR5, TMAR6 and TNLP4 shares into BRTO3, in order to contribute to the maintenance of a capital composition that reflects the proportion of 1/3:2/3 for ordinary:preferred shares
In order to contribute to the maintenance of a capital composition that reflects a ratio of common:preferred shares of 1/3:2/3 in BRTO, BRTO4 treasury stock at the end of the Transaction implementation will be cancelled and a number equivalent to 10% of BRTO3’s free float will be held in treasury
Exchange of BRTO4 shares held by TmarPart for BRTO3 shares held by direct and indirect shareholders of TmarPart at the end of Transaction, to ensure control of BRTO by TmarPart – we assume that the exchange ratio between BRTO3 and BRTO4 is consistent with value per share used to calculate the other exchange ratios applicable to the Transaction
Dissident shareholders holding TNLP3, TMAR3, TMAR5, TMAR6 and BRTO3 shares, uninterruptedly since 5/23/11, are entitled to withdraw their shares at book value or economic value, according to their shares’ characteristics
Taking into account that the shareholders’ withdrawal rights may be exercised only after the approval of the Transaction, we do not consider this effect in the financial analyses contained in this Financial Analyses Report
For the discounted cash flow analysis, we used the Companies’ projections and based our analysis on the financial statements dated 3/31/2011

Free translation to English provided for convenience purposes. Original Portuguese version shall always prevail.

Share Exchange Ratios Sensitivity
Executive Summary

Source: Companies, Bradesco BBI, Economática (07.29.2011)
Note: (1) Share prices exclude dividends and interest on capital from declaration to registration date and are based on volume weighted average prices, when applicable; (2) Adjusted for R$1.5 billion bonus in BRTO, equivalent to R$2.5433 per share; (3) Assume exchange of preferred shares held by TmarPart for common shares held by its shareholders
We were informed that the negotiations regarding the share exchange ratios to be applied to the Transaction resulted in the utilization of the volume weighted average price of Companies’ shares for the period of 30 days prior to and until the disclosure of the Material Fact of 05/24/2011
We consider the resulting share exchange ratios appropriate, since:
They were based on an objective methodology that takes into account the market value of Companies shares
Results from a period between the completion of the Companies’ capitalization (03/29/2011) and the announcement of the Material Fact regarding the
Transaction (05/24/2011)  and, therefore, can be considered unaffected by the expectation of significant corporate events
Value Per Share (R$) Exchange Ratios
1,2
ON/ PN Premium
TmarPart ON
Stake³
Minority Stake
TMAR³
TNLP3 TNLP4 TMAR3 TMAR5 BRTO3 BRTO4
TNLP3/
BRTO3
TNLP4/
BRTO4
TNLP4/
BRTO3
TMAR3/
BRTO3
TMAR5/
BRTO4
TMAR5/
BRTO3
TNLP3/
TNLP4
TMAR3/
TMAR5
BRTO3/
BRTO4
Market
Material Fact Period
(03/29/2011 to 05/23/2011)
35.04 27.13 70.62 56.12 17.27 15.00 2.3794 2.1772 1.8420 4.7954 4.5044 3.8109 29.2% 25.8% 15.1% 50.9% 8.1%
Since Capitalization
(03/29/2011 to 07/29/2011)
31.41 26.50 67.42 54.96 16.91 14.97 2.1858 2.1313 1.8441 4.6925 4.4207 3.8249 18.5% 22.7% 12.9% 49.7% 8.2%
30 days before the
Material Fact
32.91 26.45 72.80 54.97 16.78 14.89 2.3122 2.1428 1.8581 5.1149 4.4537 3.8620 24.4% 32.4% 12.7% 50.5% 8.2%
60 days before the
Material Fact
35.10 27.15 70.59 55.91 17.25 14.88 2.3857 2.2004 1.8454 4.7985 4.5311 3.8002 29.3% 26.3% 15.9% 50.7% 8.1%
90 days before the
Material Fact
34.60 26.70 70.38 53.78 17.00 14.25 2.3925 2.2807 1.8465 4.8671 4.5934 3.7188 29.6% 30.9% 19.3% 50.0% 8.1%
12 months before the
Material Fact
33.99 25.59 58.63 48.79 15.57 12.07 2.6098 2.6852 1.9650 4.5012 5.1191 3.7462 32.8% 20.2% 28.9% 49.0% 7.9%
Cash Flow
Minimum 32.78 32.78 66.73 66.73 16.84 16.84 2.0394 2.0394 2.0394 4.1517 4.1517 4.1517 0.0% 0.0% 0.0% 49.1% 8.1%
Medium 34.50 34.50 70.24 70.24 17.73 17.73 2.2720 2.2720 2.2720 4.6253 4.6253 4.6253 0.0% 0.0% 0.0% 49.9% 8.2%
Maximum 36.23 36.23 73.75 73.75 18.62 18.62 2.5335 2.5335 2.5335 5.1576 5.1576 5.1576 0.0% 0.0% 0.0% 50.8% 8.4%
Market Multiples
EV/EBITDA 2011E 24.09 24.09 50.14 50.14 21.43 21.43 1.2758 1.2758 1.2758 2.6555 2.6555 2.6555 0.0% 0.0% 0.0% 44.4% 7.4%

II. Market Value

Free translation to English provided for convenience purposes. Original Portuguese version shall always prevail.

60
80
100
120
140
160
180
May-10 Jun-10 Jul-10 Aug-10 Sep-10 Oct-10 Nov-10 Dec-10 Jan-11 Feb-11 Mar-11 Apr-11 May-11 Jun-11
Companies’ Shares Price Evolution
Market Value

Source: Economática (07.21.2011)
Note: (1) Share prices exclude dividends and interest on capital from declaration to registration date and are based on volume weighted average prices, when applicable
05/24/2011
Material Fact: Corporate
Reorganization
03/29/2011
Conclusion of Capital
Increase of TNLP and
TMAR
Chart Base 100 (05/24/2011)¹
TNLP3  -33.0%
BRTO4  -19.4%
TMAR3  -23.3%
TNLP4  -26.4%
TMAR5  -24.0%
BRTO3  -13.2%
Performance since MF

Free translation to English provided for convenience purposes. Original Portuguese version shall always prevail.

Bradesco BBI

Companies’ Shares Trading Volume
Market Value

Source: Economática (07.21.2011)
Note: (1) Includes ADRs volume
TNLP3 Volume (R$ million) TMAR3 Volume (R$ million)
TNLP4 Volume (R$ million)¹ TMAR5 Volume (R$ million)
BRTO3 Volume (R$ million)¹
BRTO4 Volume (R$ million)¹
7.7
9.9
7.3
10.3
9.4
10.0
Since
Capit.
MF
Period
30 days
before
MF
60 days
before
MF
90 days
before
MF
12
months
before
MF
73.7
67.7
67.0
68.4
61.2
58.0
Since
Capit.
MF
Period
30 days
before
MF
60 days
before
MF
90 days
before
MF
12
months
before
MF
0.1
0.1
0.0
0.1
0.1
0.1
Since
Capit.
MF
Period
30 days
before
MF
60 days
before
MF
90 days
before
MF
12
months
before
MF
7.3
9.4
7.0
9.6
8.6
7.3
Since
Capit.
MF
Period
30 days
before
MF
60 days
before
MF
90 days
before
MF
12
months
before
MF
1.8
1.8
1.4
1.9
1.6
1.7
Since
Capit.
MF
Period
30 days
before
MF
60 days
before
MF
90 days
before
MF
12
months
before
MF
21.6
21.7
18.1
22.5
19.7
16.8
Since
Capit.
MF
Period
30 days
before
MF
60 days
before
MF
90 days
before
MF
12
months
before
MF

Free translation to English provided for convenience purposes. Original Portuguese version shall always prevail.

Bradesco BBI

Exchange Ratios
Market Value

Source: Companies; Bradesco BBI, Economática (07.29.2011)
Note: (1) Share prices exclude dividends and interest on capital from declaration to registration date and are based on volume weighted average prices, when applicable; (2) Adjusted for R$1.5 billion bonus in
BRTO, equivalent to R$2.5433 per share; (3) Assume exchange of preferred shares held by TmarPart for common shares held by its shareholders
Value Per Share (R$) Exchange Ratios
1,2
ON/ PN Premium
TmarPart ON
Stake³
Minority Stake
TMAR³
TNLP3 TNLP4 TMAR3 TMAR5 BRTO3 BRTO4
TNLP3/
BRTO3
TNLP4/
BRTO4
TNLP4/
BRTO3
TMAR3/
BRTO3
TMAR5/
BRTO4
TMAR5/
BRTO3
TNLP3/
TNLP4
TMAR3/
TMAR5
BRTO3/
BRTO4
Market
Material Fact Period
(03/29/2011 to 05/23/2011)
35.04 27.13 70.62 56.12 17.27 15.00 2.3794 2.1772 1.8420 4.7954 4.5044 3.8109 29.2% 25.8% 15.1% 50.9% 8.1%
Since Capitalization
(03/29/2011 to 07/29/2011)
31.41 26.50 67.42 54.96 16.91 14.97 2.1858 2.1313 1.8441 4.6925 4.4207 3.8249 18.5% 22.7% 12.9% 49.7% 8.2%
30 days before the
Material Fact
32.91 26.45 72.80 54.97 16.78 14.89 2.3122 2.1428 1.8581 5.1149 4.4537 3.8620 24.4% 32.4% 12.7% 50.5% 8.2%
60 days before the
Material Fact
35.10 27.15 70.59 55.91 17.25 14.88 2.3857 2.2004 1.8454 4.7985 4.5311 3.8002 29.3% 26.3% 15.9% 50.7% 8.1%
90 days before the
Material Fact
34.60 26.70 70.38 53.78 17.00 14.25 2.3925 2.2807 1.8465 4.8671 4.5934 3.7188 29.6% 30.9% 19.3% 50.0% 8.1%
12 months before the
Material Fact
33.99 25.59 58.63 48.79 15.57 12.07 2.6098 2.6852 1.9650 4.5012 5.1191 3.7462 32.8% 20.2% 28.9% 49.0% 7.9%

III. Discounted Cash Flow

Free translation to English provided for convenience purposes. Original Portuguese version shall always prevail.

Bradesco BBI

Projections
Discounted Cash Flow

Source: Companies
General Information About the Projections
Base date: 03/31/2011
Projections: Nominal Brazilian Reias
10 years projections:  2011 until 2020
TMAR projections exclude any consolidation of its BRTO stake
2011 projections already consider the results achieved in 1Q11
TMAR stake in Portugal Telecom are not consolidated in the results
Projections Structure
ARPU Mobile
Mobile
Subscribers
ARPU Fixed
Fixed
Subscribers
ARPU
Broadband
Broadband
Subscribers
Net Revenues
Mobile
Net Revenues
Fixed
Net Revenues
Broadband
Others Net Revenue : Data, TV (R1),
DTH, Internet, Equipment, Globenet
(R2), Paggo (R1), Call Center (R2)
Net Revenue
Before
Eliminations
(-) Intergroup
Eliminations
(=)Net Revenue (-)Costs
(=)Consolidated
EBITDA

Free translation to English provided for convenience purposes. Original Portuguese version shall always prevail.

Bradesco BBI

TMAR Operational Assumptions
Discounted Cash Flow

Fixed Lines (Million) ARPU Fixed (R$/month)
Broadband Subscribers (Million) ARPU Broadband (R$/month)
Source: Companies
11.9
11.4
11.0
10.7
10.4
10.2
10.1
10.0
9.8
9.8
2011 2012 2013 2014 2015 2016 2017 2018 2019 2020
70.8
68.8
65.6
63.6
61.7
60.9
60.0
59.0
58.3
57.3
2011 2012 2013 2014 2015 2016 2017 2018 2019 2020
2.6
3.2
3.7
4.3
4.6
4.9
5.3
5.6
6.0
6.4
2011 2012 2013 2014 2015 2016 2017 2018 2019 2020
41.6
41.4
41.0
40.9
41.0
41.0
41.1
41.2
41.3
41.4
2011 2012 2013 2014 2015 2016 2017 2018 2019 2020

Free translation to English provided for convenience purposes. Original Portuguese version shall always prevail.

TMAR Operational Assumptions
Discounted Cash Flow

Mobile Lines – R1¹ (Million) ARPU Mobile – R1¹ (R$/month)
Mobile Lines– R3¹ (Million) ARPU Mobile – R3¹ (R$/month)
Source: Companies
Note:
(1) R1: North, Northeast and Southeast ex-SP and R3: São Paulo
25.5
27.8
29.8
31.3
32.8
34.1
35.3
36.2
37.0
37.8
2011 2012 2013 2014 2015 2016 2017 2018 2019 2020
18.6
18.0
17.7
18.2
18.9
19.7
20.5
21.4
22.3
23.3
2011 2012 2013 2014 2015 2016 2017 2018 2019 2020
8.2
10.2
11.7
12.4
12.8
13.2
13.5
13.8
14.1
14.3
2011 2012 2013 2014 2015 2016 2017 2018 2019 2020
26.4
24.9
24.0
25.0
26.0
27.0
28.1
29.2
30.4
31.7
2011 2012 2013 2014 2015 2016 2017 2018 2019 2020

Free translation to English provided for convenience purposes. Original Portuguese version shall always prevail.

TMAR Financial Projections
Discounted Cash Flow

Source: Companies
(R$ million) 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020
Net Revenues 21,891 22,336 22,613 23,358 24,102 25,056 26,109 27,233 28,460 29,728
Mobile 8,289 9,079 9,693 10,558 11,416 12,316 13,229 14,140 15,066 16,023
Fixed 10,136 9,417 8,699 8,175 7,723 7,471 7,264 7,065 6,888 6,711
Broadband 1,315 1,570 1,836 2,086 2,268 2,419 2,594 2,781 2,981 3,196
Others 2,152 2,271 2,383 2,539 2,696 2,851 3,023 3,248 3,526 3,798
(-) Eliminations (1,974) (2,354) (2,415) (2,519) (2,520) (2,508) (2,464) (2,525) (2,146) (2,163)
Net Revenues after eliminations 19,918 19,982 20,198 20,839 21,582 22,548 23,645 24,708 26,315 27,564
Costs and Expenses (13,498) (13,212) (13,214) (13,494) (13,978) (14,511) (15,250) (15,864) (16,981) (17,808)
EBITDA 6,420 6,770 6,984 7,345 7,604 8,037 8,396 8,844 9,334 9,756
EBITDA Margin (%) 29.3% 30.3% 30.9% 31.4% 31.5% 32.1% 32.2% 32.5% 32.8% 32.8%
(+) EBIT 4,013 4,363 4,547 4,790 4,912 5,167 5,612 5,823 6,045 6,265
(-) Income Tax and Social Contribution (1,364) (1,484) (1,546) (1,629) (1,670) (1,757) (1,908) (1,980) (2,055) (2,130)
(+) Tax Deductions 74 89 105 90 64 49 36 27 13 0
(+) D&A 2,407 2,406 2,437 2,555 2,692 2,870 2,784 3,021 3,289 3,491
(-) Working Capital 0 (255) 19 (78) 73 60 63 37 27 20
(-) Capex (3,266) (3,226) (3,044) (3,000) (2,975) (2,986) (3,042) (3,146) (3,277) (3,460)
Free Cash Flow 1,864 1,894 2,517 2,729 3,097 3,403 3,544 3,782 4,041 4,186

Free translation to English provided for convenience purposes. Original Portuguese version shall always prevail.

Bradesco BBI

BRTO Operational Assumptions
Discounted Cash Flow

Source: Companies
Fixed Lines (Million) ARPU Fixed (R$/month)
Broadband Subscribers (Million) ARPU Broadband (R$/month)
6.8
6.4
6.1
5.8
5.6
5.4
5.3
5.2
5.1
5.0
2011 2012 2013 2014 2015 2016 2017 2018 2019 2020
72.3
70.6
66.8
63.3
61.7
60.2
59.3
58.8
58.2
57.3
2011 2012 2013 2014 2015 2016 2017 2018 2019 2020
43.0
41.9
41.6
41.4
41.2
41.2
41.1
41.2
41.3
41.4
2011 2012 2013 2014 2015 2016 2017 2018 2019 2020
2.1
2.4
2.6
2.7
2.8
2.9
3.1
3.2
3.3
3.4
2011 2012 2013 2014 2015 2016 2017 2018 2019 2020

Free translation to English provided for convenience purposes. Original Portuguese version shall always prevail.

BRTO Operational Assumptions
Discounted Cash Flow

Mobile Lines – R2¹ (Million) ARPU Mobile – R2¹ (R$/month)
Source: Companies
Note: (1) R2: Midwest, South and North
8,5
9,8
10,8
11,7
12,5
13,1
13,5
13,9
14,2
14,5
2011 2012 2013 2014 2015 2016 2017 2018 2019 2020
19,4
18,3
17,7
18,3
19,0
19,7
20,6
21,5
22,4
23,3
2011 2012 2013 2014 2015 2016 2017 2018 2019 2020

Free translation to English provided for convenience purposes. Original Portuguese version shall always prevail.

BRTO Financial Projections
Discounted Cash Flow

Source: Companies
(R$ million) 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020
Net Revenues 11,209 11,127 10,893 10,862 11,020 11,239 11,523 11,858 12,206 12,572
Mobile 1,980 2,160 2,304 2,565 2,839 3,093 3,341 3,583 3,823 4,063
Fixed 5,871 5,416 4,871 4,430 4,150 3,926 3,769 3,659 3,549 3,439
Broadband 1,099 1,230 1,305 1,351 1,400 1,454 1,510 1,564 1,614 1,667
Others 2,260 2,321 2,412 2,516 2,631 2,766 2,903 3,052 3,219 3,404
(-) Eliminations (1,384) (1,494) (1,597) (1,736) (1,866) (2,027) (2,128) (2,197) (2,250) (2,322)
Net Revenues after eliminations 9,825 9,633 9,295 9,127 9,154 9,211 9,394 9,661 9,956 10,250
Costs and Expenses (6,887) (6,904) (6,651) (6,605) (6,573) (6,539) (6,657) (6,763) (6,864) (6,943)
EBITDA 2,938 2,729 2,645 2,522 2,581 2,672 2,737 2,898 3,092 3,307
EBITDA Margin (%) 26.2% 24.5% 24.3% 23.2% 23.4% 23.8% 23.8% 24.4% 25.3% 26.3%
(+) EBIT 1,968 1,777 1,664 1,492 1,475 1,494 1,483 1,559 1,663 1,800
(-) Income Tax and Social Contribution (669) (604) (566) (507) (501) (508) (504) (530) (566) (612)
(+) Tax Deductions 266 216 198 179 165 149 149 149 141 141
(+) D&A 971 953 980 1,031 1,106 1,178 1,255 1,339 1,429 1,507
(-) Working Capital 0 (99) (100) (36) 29 31 29 19 3 (8)
(-) Capex (1,352) (1,610) (1,588) (1,540) (1,552) (1,467) (1,433) (1,395) (1,390) (1,426)
Free Cash Flow 1,183 632 589 619 722 877 978 1,141 1,281 1,403

Free translation to English provided for convenience purposes. Original Portuguese version shall always prevail.

Valuation Summary
Discounted Cash Flow

Source: Companies
TMAR (R$ million) BRTO (R$ million) TNLP (R$ million)
Value Per Share
TMAR Stake 17,013.8
Other Assets 1,592.4
Others Liabilities (2,474.1)
Equity Value 16,132.1
Number of Shares (million) 467.6
Value Per Share (R$) 34.50
Sensitivity +5% 36.23
Sensitivity -5% 32.78
Value Per Share
Firm Value 10,648.2
Net Debt 1,322.8
Adjustments (1,514.4)
Equity Value 10,456.7
Number of Shares (million) 589.8
Value Per Share (R$) 17.73
Sensitivity +5% 18.62
Sensitivity -5% 16.84
Value Per Share
Firm Value 36,020.3
Net Debt (13,252.8)
Adjustments (3,945.6)
BRTO Adjusts 5,344.9
Equity Value 24,166.8
Number of Shares (million) 344.1
Value Per Share (R$) 70.24
Sensitivity +5% 73.75
Sensitivity -5% 66.73
WACC of 12.26% and perpetuity growth rate equal to zero in real terms

IV. Trading Multiples

Free translation to English provided for convenience purposes. Original Portuguese version shall always prevail.

Bradesco BBI

Value per Share
Trading Multiples

Source: Companies; Bloomberg (07.21.2011)
R$ million, except multiples which were calculated in local currency
Companies Country Market Cap Firm Value
EBITDA FV/EBITDA
2011E 2012E 2011E 2012E
Telecom - Brazil
BRTO Brazil 8,395 8,587 2,938 2,729 2.9x 3.1x
Telesp Brazil 48,609 47,482 9,234 9,623 5.1x 4.9x
Vivo Participações Brazil 27,866 28,286 6,506 6,972 4.3x 4.1x
TIM Participações Brazil 19,931 21,071 4,572 5,074 4.6x 4.2x
TNLP Brazil 10,646 39,616 9,358 9,499 4.2x 4.2x
TMAR Brazil 17,860 41,034 9,358 9,499 4.4x 4.3x
Median Telecom - Brazil 4.4x 4.2x

Free translation to English provided for convenience purposes. Original Portuguese version shall always prevail.

Value per Share
Trading Multiples

Source: Companies
TMAR (R$ Million) BRTO (R$ Million) TNLP (R$ Million)
Value Per Share
Multiple EV/EBITDA 2011 4.4x
EBITDA 2011 2,938.2
Firm Value 12,828.7
Net Debt 1,322.8
Adjustments (1,514.4)
Equity Value 12,637.1
Number of Shares (million) 589.8
Value Per Share (R$) 21.43
Value Per Share
Multiple EV/EBITDA 2011 4.4x
EBITDA 2011 6,420.1
Firm Value 28,031.1
Net Debt (13,252.8)
Adjustments (3,945.6)
BRTO Adjustments 6,419.5
Equity Value 17,252.2
Number of Shares (million) 344.1
Value Per Share (R$) 50.14
Value Per Share
TMAR Stake 12,145.8
Other Assets 1,592.4
Others Liabilities (2,474.1)
Equity Value 11,264.1
Number of Shares (million) 467.6
Value Per Share (R$) 24.09

Appendix

Appendix I. Weighted Average Cost of Capital

Free translation to English provided for convenience purposes. Original Portuguese version shall always prevail.

Bradesco BBI

Weighted Average Cost of Capital (WACC)
Appendix

Source: Barra Beta, Bloomberg, Companies, Ibbotson
WACC Comments
Risk free rate 3.1% US T-Bond yield 10 years (last 12 months average)
Adjusted Beta - ß 1.16 Estimated based on TNLP beta (Source: Barra Beta)
USA - Market Risk Premium (%) - MRP 6.7% Source: Ibbotson
Brazil risk - Z 1.8% EMBI (last 12 months average)
Inflation differential - Brazil x USA 2.50% Difference between Brazil and USA projected inflation
Nominal cost of equity = Ke 15.5% = Risk free rate + (Beta x USA - Mkt Risk Premium) + Brazil Risk
Nominal cost of debt (R$) 11.2% Weighted average cost of debt
Income tax and social contribution - Brazil 34.0% Income Tax (25%) and Social Contribution (9%)
Nominal cost of debt = Kd X (1 - T) 7.4% = Cost of debt net of taxes
Equity Value/ Firm Value = E 60.0%
Target Capital Structure
Net Debt/ Firm Value = D  40.0%
Nominal WACC in R$ 12.26% = (E x Ke) + (D x (Kd x (1 - T))

Appendix II. Net Debt and Adjustments

Free translation to English provided for convenience purposes. Original Portuguese version shall always prevail.

Net Debt 1Q11
Short Term 1,038.1
Loans and Financing 1,038.1
Derivatives 0.0
Long Term 3,192.9
Loans and Financing 3,192.9
Derivatives 0.0
Cash 5,553.9
Cash and Cash Equivalents 2,744.4
Financial Investments 816.4
Derivatives 0.0
Fair Value Financial Investments 12.4
Loans to Related Parties 1,980.6
Net Debt (1,322.8)
Net Debt 1Q11
Short Term 4,381.7
Loans and Financing 3,829.0
Derivatives 552.7
Long Term 22,452.0
Loans and Financing 22,090.9
Derivatives 361.0
Cash 13,580.9
Cash and Cash Equivalents 12,029.6
Financial Investments 1,459.7
Derivatives 57.5
Fair Value Financial Investments 34.1
Loans to Related Parties 0.0
Net Debt 13,252.8
Net Debt 1Q11
Short Term 5,907.1
Loans and Financing 5,354.4
Derivatives 552.7
Long Term 22,554.2
Loans and Financing 22,193.1
Derivatives 361.0
Cash 14,071.2
Cash and Cash Equivalents 12,404.6
Financial Investments 1,575.0
Derivatives 57.5
Fair Value Financial Investments 34.1
Loans to Related Parties 0.0
Net Debt 14,390.0
Net Debt and Adjustments

Source: Companies
BRTO Consolidated (R$ million) TMAR Consolidated (R$ million) TNLP Consolidated (R$ million)
Appendix
Adjustments 1Q11
Contingency Provisions (5,119.9)
Dividend and interest on capital (481.9)
Other Liabilities (2,782.5)
Deposits in Court 5,813.8
Other Assets 1,056.2
Adjustments (1,514.4)
Adjustments 1Q11
Contingency Provisions (7,670.2)
Dividend and interest on capital (881.2)
Other Liabilities (6,933.7)
Deposits in Court 8,671.0
Other Assets 2,868.5
Adjustments (3,945.6)
Adjustments 1Q11
Contingency Provisions (7,670.9)
Dividend and interest on capital (996.5)
Other Liabilities (6,613.0)
Deposits in Court 8,686.4
Other Assets 4,030.2
Adjustments (2,563.8)

Appendix III. Analysts’ Target Price

Free translation to English provided for convenience purposes. Original Portuguese version shall always prevail.

Bradesco BBI

Analysts’ Target Price
Appendix

Source: Bloomberg (07.21.2011)
Shares Financial Institution Analyst Recommendation Target Price Date
BRTO3
Bradesco Corretora Azevedo Hold 20.0 May-11
BRTO4
Itau BBA Salaru Market Perform 18.3 Jun-11
Bradesco Corretora Azevedo Outperform 18.0 Mar-11
TNLP3
Fator Lison Buy 50.0 Jul-11
JPMorgan Baggio Underweight 28.5 Jun-11
Bradesco Corretora Azevedo Outperform 46.0 Mar-11
Banif Pardellas Buy 54.0 Mar-11
Banco BTG Pactual Sequeira Buy 50.0 Jan-11
Citi Rivett Buy 45.0 Jan-11
TNLP4
Goldman Sachs Aldworth Neutral 29.0 Jul-11
Itau BBA Constantini Market Perform 31.7 Jul-11
Fator Lison Hold 36.0 Jul-11
SLW Corretora Ribeiro Buy 37.9 Jun-11
Bradesco Corretora Azevedo Outperform 35.2 Jun-11
Banco BTG Pactual Sequeira Buy 36.0 May-11
Agora CTVM Mattos Buy 35.2 Apr-11
HSBC Dineen Neutral 31.0 Apr-11
Banif Pardellas Buy 42.0 Feb-11
Citi Rivett Buy 35.0 Jan-11
Santander Nogueira Buy 35.0 Dec-10
TMAR3
n.a. n.a. n.a. n.a. n.a.
TMAR5
Fator Lison Hold 69.8 Jul-11
Planner Corretora Martins Neutral 88.8 Jun-11
Deutsche Bank Ali Buy 71.0 Jun-11
JPMorgan Baggio Underweight 47.0 Jun-11
Agora CTVM Mattos Buy 65.0 Apr-11
Citi Rivett Hold 59.0 Apr-11
Credit Suisse Campbell Neutral 56.0 Apr-11
HSBC Dineen Neutral 55.9 Apr-11
Bradesco Corretora Azevedo Outperform 64.8 Mar-11
Banif Pardellas Buy 75.3 Jan-11
Itaú BBA Constantini Market Perform 75.0 Jan-11
Equity research analysts attribute premium t o the Companies’ common shares

Appendix IV. Transaction Description

Free translation to English provided for convenience purposes. Original Portuguese version shall always prevail.

Bradesco BBI

Transaction Description
Appendix

Source: Companies
Note: (1) Total shares held by minority shareholders divided by the total number of shares, excluding treasury shares
Companies corporate structure pre-Transaction¹ Companies corporate structure post-Transaction
TmarPart
TNLP
TMAR
BRTO
Portugal
Telecom
AG Telecom LF Tel
Fundo
Atlântico
BNDES/
Pension
funds
ON 56.4%
PN 0
T 22.2%
ON 98.0%
PN 48.0%
T 70.4%
ON 79.6%
PN 33,3%
T 49.3%
ON 16.1%
PN 25.2%
T 21.6%
T 100.0%
ON 0
PN 36.4%
T 20.1%
Companies Structure Post Transaction
TmarPart
BRTO
(Oi S.A.)
Portugal
Telecom
AG Telecom LF Tel
Fundo
Atlântico
BNDES/
Pension
funds
T 100.0%
The Transaction consists of the merger of TMAR shares by Coari and the merger of
Coari and TNLP with BRTO
Final BRTO shareholding structure (Oi S.A. in the future) depends on:
Applicable exchange ratios
Exchange of BRTO4 shares held by TmarPart at the conclusion of the
Transaction for BRTO3 shares held by direct and indirect shareholders of
TmarPart
Cancellation or issuance of treasury shares
Conditions precedent for the conclusion of the Transaction:
Merger of TMAR shares by Coari and Coari and TNLP with BRTO, jointly and not dissociated
BRTO control to be maintained exclusively by TmarPart – its
shareholders may implement the necessary measures to this end, including, potentially,  the exchange of BRTO4 shares held by TmarPart at the conclusion of the Transaction for BRTO3 shares held by direct and indirect shareholders of TmarPart

Free translation to English provided for convenience purposes. Original Portuguese version shall always prevail.

Bradesco BBI

Transaction Description
Appendix

Source: Companies
Note: (1) Total shares held by minority shareholders divided by the total number of shares, excluding treasury shares
Main characteristics of the Companies’ shares
Shares Dividends Tag-along Withdraw rights Stock Exchange
Others
Characteristics
Ibovespa
Free float¹
TNLP3
Same dividend as
TNLP4
when it exceeds
the minimum
80% Book Value BM&F Bovespa n.a. Yes 27.4%
TNLP4
6% of capital
minimum or
3% of SE,
whichever is
greater
No
Not eligible
(Liquid and
Disperse Shares)
BM&F Bovespa
and NYSE
n.a. Yes 74.8%
TMAR 3
25% of adjusted
net earnings
minimum
80% Economic Value BM&F Bovespa n.a. No 2.0%
TMAR5
10% higher than
distributed to
TMAR3
No Economic Value BM&F Bovespa
Redeemed in the
market by the
company at any
time
Yes
15.6% (TMAR5
and TMAR 6)
TMAR6
Fixed: 10% of
capital
No Economic Value BM&F Bovespa
Redeemed in the
market by the
company at any
time
No
BRTO3
Same dividend as
BRTO3
when it exceeds
the minimum
80% Economic Value
BM&F Bovespa
and NYSE
n.a. No 18.7%
BRTO4
6% of capital
minimum or
3% of SE,
whichever is
greater
No
Not eligible
(Liquid  and
Disperse Shares)
BM&F Bovespa
and NYSE
n.a. Yes 60.2%

Appendix V. Case Studies

Free translation to English provided for convenience purposes. Original Portuguese version shall always prevail.

Bradesco BBI

Case Studies: TIM Participações migration to Novo Mercado
Appendix

Transaction Description Share Price - TIM Participações
Shares Volume - TIM Participações (R$ million) Spread between Common and Preferred Shares
Source: TIM Participações, Economática
On 5th May, 2011, TIM Participações’ board of directors ruled for the company’s migration to Novo Mercado
with proposed conversion of preferred shares into
common shares at a ratio of 0.8406 (19.0% premium)
The parameter used was the volume weighted average market prices of
2011
Historical spread analysis between common and preferred shares
Control premium paid on M&A transactions in Brazil between 2007 and 2010
Spread analysis between research analysts target prices for common and preferred shares
Recently concluded migration of companies to Novo Mercado and their respective exchange ratios
R$7.66
R$9.03
5/5/11 – Material
Fact Announcement
5/5/11 - Material Fact
Announcement
Spread – 18.0%
4.0
5.0
6.0
7.0
8.0
9.0
10.0
Jan -11 Feb-11 Mar-11 Apr-11 May-11 Jun -11 Jul -11
TCSL4 TCSL3
0.0%
5.0%
10.0%
15.0%
20.0%
25.0%
30.0%
Jan -11 Feb-11 Mar-11 Apr-11 May-11 Jun -11 Jul -11
common and preferred shares for the period starting 60 days prior to 4 May,
31.9
30.4
29.6
29.3
4.9
5.0
5.7
5.5
10 Trading days 20 Trading days 30 Trading days 60 Trading days
TCSL4 TCSL3
th
Spread analysis between common shares and preferred shares was approached by different metrics:
On 22th June, 2011, the migration to Novo Mercado was approved at a shareholders meeting

Free translation to English provided for convenience purposes. Original Portuguese version shall always prevail.

Bradesco BBI

Case Studies: Oi Capitalization
Appendix

Rationale of the Transaction Transaction steps – as announced
Corporate structure at the operation announcement
Source: Oi
Strategic partnership between Portugal Telecom and Oi
Strengthening and acceleration of expansion plans in the domestic market
Reducing debt level
Cross-selling  opportunities and synergies
Capitalization Benefits
R$12,0 billion in cash
Comfortable position to finance Oi’s business plan, enabling the company’s expansion and pursuit of international growth focused on emerging markets
Portugal Telecom capital increase in TmarPart
Capital Increase at TNLP of up to US$ 12.0 billion, of which R$ 7.3 billion was subscribed (R$ 3.0 billion by TmarPart)
Capital increase at market value, based on TNLP daily market average prices, weighted by volume, for 60 days between 28th May, 2010 and
27th July, 2010
R$ 38.5462/TNLP3 and R$ 28.2634/TNLP4
36.64% premium for common shares vs. preferred shares
Capital Increase at TMAR of up to US$ 12.0 billion, of which R$ 6.0 billion was subscribed (R$ 4.6 billion by TNLP)
Capital increase at market value, based on TMAR daily market average prices, weighted by volume,, for 60 days between 28th May, 2010 and
27th July, 2010
R$ 63.7038/TMAR3 and R$ 50.7010/TMAR5
25.64% premium for common shares vs. preferred shares
Stake acquisition in Portugal Telecom
AG
Telecom
LF Tel
Fundação
Atlântico
BNDES/
Pension
Funds
TmarPart
TNLP
TMAR
19.4% 19.4% 11.5% 49.9%
AG
Telecom
LF Tel
Fundação
Atlântico
BNDES/
Pension
Funds
Portugal
Telecom
TmarPart
TNLP
TMAR
12.1% 19.4% 19.4% 11.5% 37.7%
Corporate structure post-operation
Step 1:
Step 2:
Step 3:
Step 4: